UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 2, 2023

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Tannery Way

Santa Clara, California 95054

(Address of principal executive office, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PANW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 2, 2023, the Compensation and People Committee of the Board of Directors of Palo Alto Networks, Inc. (the “Company”) granted Nikesh Arora, the Company’s Chief Executive Officer, a performance-based restricted stock unit award (PSUs) that can result in as few as zero shares, if the Company’s performance is less than 40% of the companies in the S&P 500 over a five-year period, and up to 750,000 shares if the Company’s performance is better than 90% of the companies in the S&P 500.

Following the completion of the five-year performance period, the Compensation and People Committee will make the final determination of performance in connection with the award (the day that such determination is made will be the “Certification Date”), after which the shares will fully vest. The award agreement provides that the shares received upon vesting may not be sold, transferred, pledged or otherwise disposed of before the earlier of (i) the one-year anniversary of the Certification Date or (ii) a change in control of the Company.

Below is a letter from the Compensation and People Committee to the Company’s shareholders relating to the PSUs.

Letter from our Compensation and People Committee

Dear Fellow Shareholders,

The Compensation and People Committee of the Palo Alto Networks Board of Directors is committed to ensuring that we retain and attract individuals of outstanding character and ability who are champions of our company culture and mission. To do so, we design programs that fairly compensate our employees and allow us to maintain a world-class leadership team worthy of your confidence. With this mission in mind, we have determined that it is imperative that the company retain Nikesh Arora, our Chairman and Chief Executive Officer, as its leader for the foreseeable future.

For the past five years, Nikesh has typified our leadership ethos – one that values high integrity and high performance for the benefit of all company stakeholders. He has led the transformation of our company from a market leader in next generation firewalls into the world’s cybersecurity leader, with best-of-breed products across network security, cloud security and cutting edge security operations. During his tenure, our total revenue and total billings have grown from $2.3 billion and $2.9 billion, respectively, in fiscal 2018 to $5.5 billion and $7.5 billion, respectively, in fiscal 2022. Our product innovation has accelerated from 13 product releases in fiscal 2019 to 49 in fiscal 2022. Our stock has appreciated by 212%. And, our market capitalization has increased from $19B to $66B (as of June 2, 2023). Indeed, Palo Alto Networks stock has performed above the 90th percentile of total return of the current S&P 500 constituents over the last three and five years. With Nikesh at the helm, Palo Alto Networks has delivered extraordinary value creation for our shareholders and become the largest pure-play cybersecurity company in the world.

We firmly believe that Nikesh is one of only a very few executive leaders who can deliver the caliber of performance critical to Palo Alto Networks’ successful attainment of our next phase of growth. We reach this conclusion based on Nikesh’s track record of undeniable success, our extensive conversations with the company’s leadership team, our regular assessment of company strategy, consistent attention to the marketplace for high-caliber senior executives, and of course the concurrence of the entire Board of Directors. Moreover, our conclusion is buttressed by the advent of a new generation of artificial intelligence tools and technologies that promise to transform virtually every industry, including cybersecurity. As much as any CEO, Nikesh embraces this transformation and intends to place Palo Alto Networks at the forefront of AI innovation. This is a signal moment of change for our company, our industry and the broader economy, and Nikesh is the right person to navigate us through it.

Accordingly, earlier this year we began exploring with our independent compensation consultants –– Meridian Compensation Partners — equity incentives that would allow us to retain Nikesh as our leader for the foreseeable future. The equity award described below is true to our commitment to always carefully align our executive compensation programs with shareholder interests. We followed these principles in designing the award:

•	Demonstrate the Board of Directors’ confidence in Nikesh and his strategy for the company’s next phase of growth.

•

Retain and engage a proven, successful and industry-leading CEO for at least the next five years so that our shareholders reap the financial rewards that we expect to result from Nikesh’s clarity of vision, strategic acumen and operational excellence — just as our shareholders have during the first five years of his tenure.

•	Provide an award that, at its core, is performance-based, drives shareholder value creation, and requires significant sustained performance to realize its full value.

•	Mitigate the risk of potential employment offers from competitors and private equity firms.

•

Take into account the views of our shareholders as expressed to us during our extensive engagement efforts. In fiscal 2022, our Lead Independent Director, John Donovan, participated in 30 meetings with shareholders representing 39% of our outstanding shares, and representatives of the company engaged in discussions with over 60% of our outstanding shares (based on shareholder ownership, to our knowledge, as of June 30, 2022).

In addition, we compared the value of Nikesh’s performance-based stock options (PSOs) and other vested stock holdings to the markedly lower amount that is currently projected to vest over the next several years.

With these principles in mind, we granted Nikesh an award of performance-based restricted stock units that can amount to as few as zero shares, if the company’s performance is less than 40% of the companies in the S&P 500 over a five-year period, and up to 750,000 shares if the company’s performance is better than 90% of the companies in the S&P 500. The table below summarizes these performance tranches:

	Percentile vs. S&P 500	Shares Earned

	90%	750,000

	75%	625,000

Performance Thresholds	55%	500,000
	40%	250,000

	Below 40%	0

In addition, so that outsized performance under the grant is not possible if the company’s stock price does not increase, if our stock price is lower at the end of the performance period than at the beginning, no more than 500,000 shares may be earned, even if our performance is better than all of the S&P 500.

During the performance period for this award, we expect that Nikesh will continue to be eligible for annual equity grants determined based on performance and based on the structure of awards granted to the rest of the executive team.

In sum, the Board of Directors and the Compensation and People Committee believe that the majority of our shareholders share our desire, and deem it critical, to retain such a proven leader to guide the company over the next five years. We designed an award that provides meaningful rewards for the continued delivery of exceptional shareholder value.

Thank you for your continued support and investment in Palo Alto Networks.

Sincerely,

The Compensation and People Committee

Rt Hon Sir John Key (Chair)

Aparna Bawa

John Donovan

Historical Compensation

Included below is an overview of Nikesh’s historic equity-based compensation. We have consistently designed the equity awards so that Nikesh will be rewarded for the creation of shareholder value.

His initial equity compensation package included PSOs that would have no value unless there was at least a sustained 50% increase in stock price (achieved within a four year period), and were only fully earned with a sustained 200% increase in stock price (achieved within a seven year period). Nikesh fully earned these PSOs in less than four years, with the creation of over $40 billion in market value for shareholders through the date that the final tranche of the PSOs were earned. He also received a time-based RSU grant with an extended vesting period and a grant of Investment RSUs that matched the $20 million personal investment he made in the company.

His next equity grants were made on July 31, 2019, as compensation for our fiscal 2020. Those equity grants were split equally between time-based and performance-based RSUs, with the performance component earned based on revenue growth in each of fiscal 2020, 2021, and 2022. These performance-based awards were earned at 86.6% in fiscal 2020 (the first year that we felt the impact of the Covid-19 pandemic) and at the maximum level of 100% in each of fiscal 2021 and fiscal 2022.

In fiscal 2021, Nikesh received a performance-based equity grant that included billings and operating-margin goals. These performance-based awards were earned at the maximum of 200% based on over-achievement of the performance goals in fiscal 2021.

In fiscal 2022, after receiving feedback from shareholders, we began a transition to the use of three-year performance periods for our performance-based equity awards and Nikesh was granted awards that could be earned based on both operational metrics and the relative growth in our stock price as compared to companies in the S&P 500.

In fiscal 2023, Mr. Arora was granted equity awards with a target value of $38 million that can be earned based on annual billings growth and the relative achievement of stock price return as compared to companies in the S&P 500 over a three-year performance period.

The information disclosed under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This document contains forward-looking statements that involve risks, uncertainties, and assumptions, including a statement related to the Company’s expectations for fiscal 2023 financial performance, and statements related to the potential benefits of awarding the PSUs to Mr. Arora, including enabling the Company to retain Mr. Arora as Chief Executive Officer and mitigating the risk of potential employment offers, incentivizing Mr. Arora’s performance, and expectations regarding enhanced shareholder value. Such statements involve risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed with the SEC on May 23, 2023, which is available on the Company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements herein are based on information available to Company as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By	/s/ Bruce Byrd
Bruce Byrd
Executive Vice President, General Counsel and Secretary

Date: June 5, 2023